EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

between

TERAGLOBAL COMMUNICATIONS CORP.,

and

WALLERSUTTON 2000, L.P.

and

The Parties Set Forth On Exhibit A Hereto

Dated as of June 28, 2001

TABLE OF CONTENTS

1.	Certain Definitions
2.	Registration Rights
	2.1.	Demand Registrations
.	2.2	Piggyback Registration
	2.3.	Allocation of Securities Included in Registration Statement
	2.4.	Registration Procedures
	2.5.	Registration Expenses
	2.6.	Certain Limitations on Registration Rights
	2.7.	Limitations on Sale or Distribution of Other Securities
	2.8.	No Required Sale
	2.9.	Indemnification

3.	Underwritten Offerings
	3.1.	Requested Underwritten Offerings
	3.2.	Piggyback Underwritten Offerings

4.	General
	4.1.	Rule 144
	4.2.	Nominees for Beneficial Owners
	4.3.	Amendments and Waivers
	4.4.	Notices
	4.5.	Transfer or Assignment of Registration Rights
	4.6.	Miscellaneous
	4.7.	No Inconsistent Agreements

REGISTRATION RIGHTS AGREEMENT

             This AGREEMENT, is made as of June 28, 2001, between TERAGLOBAL COMMUNICATIONS CORP., a Delaware corporation (the “Company”), WALLERSUTTON 2000, L.P., a Delaware limited partnership (“WallerSutton”) and the parties set forth on Exhibit A attached hereto (the “Bridge Financiers” and, collectively, with WallerSutton, the “Purchasing Parties”).

             WHEREAS, as of the date hereof, the Company and WallerSutton are entering into a Series A Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”), pursuant to which WallerSutton is purchasing shares of Series A Convertible Preferred Stock, par value $.001 per share (“Series A Preferred Stock”), of the Company, which Series A Preferred Stock is convertible into shares of Common Stock;

             WHEREAS, the Company and the Bridge Financiers entered into a bridge financing and the Bridge Financiers are converting their investment into shares of Series A Preferred Stock immediately after the closing of the Purchase Agreement.

             WHEREAS, in connection with (i) the Company and WallerSutton entering into the Purchase Agreement, and as a condition precedent to such purchase, and (ii) the Bridge Financiers entering into the bridge financing and converting their investment into shares of Series A Preferred Stock, the Company desires to provide the Purchasing Parties, pursuant to this Agreement, certain registration rights with respect to the shares of Common Stock held by them.

             ACCORDINGLY, the parties hereto agree as follows:

             1.          Certain Definitions.

             As used in this Agreement, the following terms shall have the meanings ascribed to them below:

             “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person.

             “Common Stock” means the Common Stock, par value $.001 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of Common Stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

             “Common Stock Equivalents” means any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, including, but in no way limited to, the shares of Common Stock issuable upon exercise of the Warrants pursuant to the Purchase Agreement.

             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

             “Holder”  or “Holders”  means any party who is a signatory to this Agreement any party who shall hereafter acquire and holder Registrable Securities.

             “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

             “Preferred Stock” means the Series A Preferred Stock.

             “Registrable Securities” means any (i) shares of Common Stock held by Any Purchasing Party and (ii) shares of Common Stock issued or issuable upon the conversion, exercise or exchange of any shares of Preferred Stock or any other Common Stock Equivalents held by Any Purchasing Party and (iii) any shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clauses (i) or (ii) above by way of stock dividend, stock split or combination of shares.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule).

             “SEC” means the Securities and Exchange Commission.

             “Securities Act” means the Securities Act of 1933, as amended.

             2.          Registration Rights.

             2.1.       Demand Registrations.

                           (a)         (i)          Subject to Sections 2.1(b) and 2.3 below, at any time and from time to time, so long as any Holder holds Registrable Securities constituting at least $1,500,000 of Common Stock (assuming for purposes of making this computation that any shares of Preferred Stock held by such Holder have been converted into shares of Common Stock), each Holder shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holder(s) and the intended method of distribution thereof. All such requests by any Holder pursuant to this Section 2.1(a)(i) are referred to herein as “Demand Registration Requests,” and the registrations so requested are referred to herein as “Demand Registrations” (with respect to any Demand Registration, the Holder(s) making such demand for registration being referred to as the “Initiating Holder”).  As promptly as practicable, but no later than ten days after receipt of a Demand Registration Request, the Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to all Holders of record of Registrable Securities.

             (ii)         The Company, subject to Sections 2.3 and 2.6, shall include in such Demand Registration (x) the Registrable Securities of the Initiating Holder and (y) the Registrable Securities of any other Holder which shall have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) within 15 days after the receipt of the Demand Exercise Notice.

             (iii)        The Company shall, as expeditiously as possible, use its best efforts to (x) effect the registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution and (y) if requested by the Initiating Holder, obtain acceleration of the effective date of the registration statement relating to such registration.

             (b)        The Demand Registration rights granted in Section 2.1(a) to the Holders are subject to the following limitations: (i) each registration in respect of a Demand Registration Request shall be made on Form S-3 or any equivalent form then in effect (or, if Form S-3 or any equivalent form is not available, on a Form S-1 or S-2 as determined by the Company, if the use of such forms is then available); (ii) the Company shall not be required to cause a registration pursuant to Section 2.1(a)(i) to be declared effective within a period of 90 days after the date any registration statement of the Company declared effective pursuant to a Demand Registration Request was filed; (iii) if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company or any of its subsidiaries (a “Valid Business Reason”), (x) the Company may postpone filing a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than 90 days, and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than three months (such period of postponement or withdrawal under subclause(s) (x) or (y) of this clause (iii), the “Postponement Period”); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof, provided, however, the Company shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until 4 months after the expiration of such Postponement Period; and (iv) the Company shall not be required to effect an effective registration with respect to more than three Demand Registration Requests pursuant to this Agreement.

             If the Company shall give any notice of postponement or withdrawal of any registration statement, the Company shall not, during the period of postponement or withdrawal, register any Common Stock, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.  If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (iii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn.  If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the postponement or withdrawal), use its best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holder shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).

             (c)         The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering made pursuant to Section 2.1(a)(i), authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares; provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holder.

             (d)        In connection with any Demand Registration, the Initiating Holder participating in such registration shall have the right to designate the lead managing underwriter for such registration and each other managing underwriter for such registration, provided that each such managing underwriter is reasonably satisfactory to the Company.

             2.2.       Piggyback Registration.

             (a)         If, at any time, the Company proposes or is required to register any of its equity securities (including pursuant to any registration statement which generally registers equity and debt securities without specifying the type of security or the amount) under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) a Demand Registration under Section 2.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities.  Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations hereby.

             (b)        If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities who have requested registration of the Registrable Securities pursuant to this Section 2.2 and in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1.

             (c)         Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

             2.3.       Allocation of Securities Included in Registration Statement. (a) If any requested registration pursuant to Section 2.1 involves an underwritten offering and the lead managing underwriter of such offering (the “Manager”) shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders or any other Persons (including those shares of Common Stock requested by the Company to be included in such registration) exceeds the largest number (the “Section 2.1 Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Holder, the Company shall include in such registration:

             (i)          all Registrable Securities requested to be included in such registration by Holders of Registrable Securities; provided, however, that, if the number of such Registrable Securities exceeds the Section 2.1 Sale Number, the number of such Registrable Securities (not to exceed the Section 2.1 Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the number of Registrable Securities then owned by all such Holders requesting inclusion; and

             (ii)         to the extent that the number of Registrable Securities to be included by all Holders is less than the Section 2.1 Sale Number, shares of Common Stock that the Company proposes to register.

             If, as a result of the proration provisions of this Section 2.3(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

             (b)        If any registration pursuant to Section 2.2 involves an underwritten offering and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.2 Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

             (i)          all Common Stock or Common Stock Equivalents that the Company proposes to register for its own account (the “Company Securities”); and

             (ii)         to the extent that the number of Company Securities is less than the Section 2.2 Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities owned by each such Holder requesting inclusion in relation to the number of Registrable Securities then owned by all such Holders requesting inclusion.

             2.4.       Registration Procedures.  If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but in any event, within 90 days after a Demand Registration Request in the case of Section 2.4(a)):

             (a)         prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Initiating Holder, in the case of a registration pursuant to Section 2.1, and selected by the Holders of a majority of the Registrable Securities included in such registration, in the case of a registration pursuant to Section 2.2) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing);

             (b)        prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 180 days in the case of a registration pursuant to Section 2.1 or 120 days in the case of a registration pursuant to Section 2.2, unless reasonably requested by any underwriter pursuant to an underwritten offering) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

             (c)         furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or posteffective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

             (d)        use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

             (e)         promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

             (f)         comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

             (g)        (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. (the “NASD”) Automated Quotation System (“NASDAQ”) “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with the NASD;

             (h)        provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

             (i)          enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Holders of a majority of the Registrable Securities participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities. The Holders of the Registrable Securities which are to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings. The Holders of a majority of the Registrable Securities participating in such offering shall have the right to participate in due diligence activities in the preparation of the registration statement through their counsel;

             (j)          for underwritten offerings, obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Holders of a majority of the Registrable Securities participating in such offering, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter;

             (k)         deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

             (l)          use its best efforts to obtain the withdrawal of an order suspending the effectiveness of the registration statement;

             (m)        provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

             (n)        make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

             (o)        cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereto; and

             (p)        take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

             The Company may require as a condition precedent to the Company’s obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.  No seller of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the Underwriters (except, with respect to the Underwriter, such as are required for the consumation of the registration and are customary and reasonable for registrations of such type) other than as specifically set forth herein and any other representation required by law.

             Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

             If any such registration statement or comparable statement under “blue sky” - laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

             2.5.       Registration Expenses.

             (a)         “Expenses” shall mean any and all fees and expenses incident to the Company’s performance of or compliance with this Article 2, including, without limitation: (i) SEC, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements of one counsel for the selling Holder(s) (selected by the Initiating Holder, in the case of a registration pursuant to Section 2.1, and selected by the Holders of a majority of the Registrable Securities included in such registration, in the case of a registration pursuant to Section 2.2), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Conduct Rule 2720 of the NASD’s By-Laws) and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities.

             (b)        The Company shall pay all Expenses with respect to any Demand Registration whether or not such Demand Registration becomes effective or does not remain effective for the period contemplated by Section 2.4(b) and with respect to any registration effected under Section 2.2.

             (c)         Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder and (z) the Company shall, in the case of all registrations under this Article 2, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

             2.6.       Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or in the case of a registration under Section 2.2 if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

             2.7.       Limitations on Sale or Distribution of Other Securities.  To the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, each Holder of Registrable Securities agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period (following the effectiveness of the Registration Statement) reasonably requested by the managing underwriter, not to exceed 90 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S- 8, or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent) to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree and shall include the limitations on sale or distribution of securities set forth in this Section 2.7 in any future permitted issuances of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company, other than in a public offering and other than the common stock specifically contemplated to be sold in the Purchase Agreement).

             2.8.       No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

             2.9.       Indemnification.

             (a)         In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees and stockholders thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (“Claims”) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by as on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

             (b)        Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or 2.2 is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the fullest extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

             (c)         Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and “blue sky” laws.

             (d)        Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2.  In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

             (e)         If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e).  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Claims of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

             (f)         The indemnification and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

             (g)        The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

             3.          Underwritten Offerings.

             3.1.       Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Holders pursuant to a Demand Registration under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters.  Such underwriting agreement shall be satisfactory in form and substance to the Initiating Holder and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements.  Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the registration statement.  Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

             3.2.       Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement.  Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

             4.          General.

             4.1.       Rule 144.  The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

             4.2.       Nominees for Beneficial Owners.  If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

             4.3.       Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

             4.4.       Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	if to the Company, to:

TeraGlobal Communications Corp.
9171 Towne Centre Drive, 6th Floor
San Diego, CA 92122
Telecopy: (858) 404-5555
Attention: Chief Executive Officer

(ii)	if to the Purchaser, to the address listed on Exhibit A of the Purchase Agreement with a copy to:
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038
Telecopy: (212) 504-6666
Attention: Jonathan M. Wainwright, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

             4.5.       Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Agreement may be transferred or assigned by a Holder only to a transferee or assignee of not less than 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like); provided, however, that, a Holder may transfer such rights to affiliates or associates of such Holder without the foregoing share restriction.

             4.6.       Miscellaneous.

             (a)         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not.  If any Person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such transferee shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.  If the Company shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof.  If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

             (b)        This Agreement (with the documents referred to herein or delivered pursuant hereto and the Stockholders Agreement that the parties hereto have entered into as of the date hereof) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

             (c)         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

             (d)        The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  All section references are to this Agreement unless otherwise expressly provided.

             (e)         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

             (f)         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

             (g)        The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

             (h)        Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

             (i)          This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and WallerSutton.

             (j)          Subject to Section 4.7(i), any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

             (k)         The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other holder of Registrable Securities, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person other than any person entitled to indemnity hereunder.

4.7.           No Inconsistent Agreements. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.  Without the prior written consent of WallerSutton, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with and required by the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering.  The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions in this Agreement are (insofar as they are applicable) to the Purchasing Parties, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the Holders of Registrable Securities so that the Purchasing Parties shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.  The Company promptly shall deliver a copy of all such agreements to the Holders.

             IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.
TERAGLOBAL COMMUNICATIONS CORP.

By:	/s/ ROBERT E. RANDALL

Name: Robert E. Randall
Title: Chief Executive Officer

WALLERSUTTON 2000, L.P.

By:	WallerSutton 2000, L.L.C., general partner

By:	/s/ JACK WOODRUFF

Name: Jack Woodruff
Title: Member

/s/ JOHN C. STISKA

John C. Stiska

/s/ JOHN F.A.V. CECIL

John F.A.V. Cecil

CECIL VENTURES, LLC

By:	/s/ JOHN F.A.V. CECIL

Name: John F.A.V. Cecil
Title: Managing Member

/s/ ROBERT E. RANDALL

Robert E. Randall

/s/ LAWRENCE LACERTE

Lawrence Lacerte

WILLIAM OR BONNIE LUPIEN TRUST
U/A DTD 8/4/76 WA Lupien TTEE

By:

Name:
Title:

Spencer Trask Investment Partners, LLC

By:

Name: Kevin B. Kimberlin
Title:

GIRARD INVESTMENT PARTNERS, INC.

By:

/s/ KENT ANDREWS
Name: Kent Andrews
Title:

EXHIBIT A

SCHEDULE OF BRIDGE INVESTORS

Name and Address	Principal Amount of Note

John C. Stiska	$50,000
4275 Executive Square, Suite 350
La Jolla, CA 92037

John F.A.V. Cecil	$50,000
One Vanderbilt
Asheville, NC 28803

Cecil Ventures, LLC	$50,000
One Vanderbilt
Asheville, NC 28803

Robert E. Randall	$50,000
9171 Towne Centre Drive
Suite 600
San Diego, CA 92122

Lawrence Lacerte	$200,000
5950 Sherry Lane
Suite 900
Dallas, TX 75225

William or Bonnie Lupien Trust	$50,000
U/A DTD 8/4/76 WA Lupien TTEE
BR Lupien TTEE
2544 C.R. 124
Hesperus, CO 81326

WallerSutton 2000, L.P.	$500,000
One Rockefeller Plaza, Suite 3300
New York, NY 10020-2102

Spencer Trask Investment Partners LLC	$500,000
535 Madison Avenue
New York, NY 10022

Girard Investment Partners, Inc.	$50,000
7855 Ivanhoe Avenue, Suite 222
La Jolla, CA 92037